Exhibit (p)(3)

FOR GLOBAL ISSUE
NOT TO BE REPRODUCED WITHOUT PRIOR WRITTEN APPROVAL

Insight Code of Conduct

February 2025

INSIGHT CODE OF CONDUCT

Contents

1	Document Control	3
1.1	Document Information	3
1.2	Associated Documents	3
2	Policy Objectives	4
3	Policy Scope	4
4	Policy	4
5	Policy Addenda	4
Document Change Control	4
Appendix 1	5

2	INSIGHT INVESTMENT

INSIGHT CODE OF CONDUCT

1	Document Control

The information below relates to this policy (this “Policy”) and is subject to change.

1.1	Document Information

Policy Name:	Insight Code of Conduct
Department Name:	Compliance
Policy Owner:	Zoe Rosewarne
Policy Location:	N:\...Compliance\Policies
Policy Effective Date:	February 2025

1.2	Associated Documents

Document	Link to Location
BNYM Code of Conduct	https://www.bnymellon.com/content/dam/bnymellon/docum ents/pdf/csr/employee-code-of-conduct.pdf

3	INSIGHT INVESTMENT

INSIGHT CODE OF CONDUCT

2	Policy Objectives

The Code of Conduct provides the framework for our decision-making and guides our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.

3	Policy Scope

This policy is applicable to Insight Investment Management (Global) Limited, Insight Investment Management (Europe) Limited, Insight Investment Funds Management Limited, Insight North America LLC, Insight Investment International Limited, and Insight Australia Pty Limited, together “Insight”.

4	Policy

Insight adopts the BNY Mellon Code of Conduct in its entirety.

This can be found on:

1.	the Insight intranet:	https://insightinvestment.unily.com/sites/policies/documents/preview/24811/Insight- Code-of-Conduct

2.	the BNYM intranet:	https://bnym.clausematch.com/portal/document/c26e98f7-14e2-41c4-b1e2- b1a5793b237c?versionAlias=2.3&tab=metadata

3.	the BNYM website:	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/employee- code-of-conduct.pdf

5	Policy Addenda
1.	This policy, the BNY Mellon Code of Conduct, and BNY’s Personal Securities Trading Policies and Procedures are to be taken collectively with respect to (i) Rule 204A-1 (Investment adviser code of ethics) under the Investment Advisers Act of 1940, as applicable to Insight’s SEC registered investment advisers, and (ii) Rule 17j-1 (Personal investment activities of investment company personnel) under the Investment Company Act of 1940, as applicable to Insight’s U.S. registered investment companies and U.S. registered investment company clients for which an Insight registrant acts as sub-adviser.
2.	In addition to requiring all of its access persons to report their personal securities transactions and holdings, Insight will also review these transactions and holdings periodically.

Document Change Control

These policies may be updated at any time. Change summaries are recorded in the table below.

Date	Change	Author	State	Version
Feb 2025	Annual review – only date updated	Zoe Rosewarne	Published	1.2
Feb 2024	Addition to policy addenda	Zoe Rosewarne	Published	1.1
April 2023	Initial policy written and approved	Zoe Rosewarne	Published	1.0

4	INSIGHT INVESTMENT

INSIGHT CODE OF CONDUCT

5	INSIGHT INVESTMENT

MESSAGE FROM OUR CEO

Dear Colleagues:

The BNY Code of Conduct guides our actions and decisions as individuals and as a global financial services company responsible for overseeing nearly $50 trillion in assets for our clients – managing it, moving it and keeping it safe. The Code aligns with our strategic pillars: Be More For Our Clients, Run Our Company Better and Power Our Culture. Our guidelines for ethical behavior in our day-to-day work are guided by our culture of integrity, which means we do what is right, always, regardless of the impact on a specific transaction or short-term working relationship.

The Code provides six key guidelines that relate to many of the situations you may encounter working at our company: Respecting Others, Avoiding Conflicts, Conducting Business, Working with Governments, Protecting Company Assets and Supporting Our Communities. Topics range from protecting client and employee records and meeting our privacy obligations to responsibly growing our company with our own environmental, social and responsible business practices and conduct, which are further explained in our Sustainability Report.

However, the Code alone cannot address every possible situation. We expect all employees to exercise good judgment, using the Code as a primary resource to better understand our guidelines on ethical behavior, and to seek help when unsure of the right course of action. Above all, each of us, regardless of level, is obligated to put the interests of our company, clients and shareholders above any personal interest.

While the Code is fundamental, it is not your only resource. Your manager, Legal, Audit, Compliance and Ethics, and The People Team are readily available to answer your questions. When in doubt, I urge you to use these resources and escalate situations if you feel they are not getting the proper attention. You should never be afraid or reluctant to speak up.

Being a BNY employee means exercising good judgment and conducting yourself in a manner that is above reproach. Please take the time to review the Code of Conduct and keep it in mind to help ensure you always do what is right.

Robin Vince

President & Chief Executive Officer

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies.

CONTENTS

Doing What’s Right	5
AT BNY, “DOING WHAT’S RIGHT” MEANS	5
HOW TO DO WHAT’S RIGHT	5
WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS	5
How To Report A Concern	6
Key Guidelines of Our Code of Conduct	7
RESPECTING OTHERS	7
AVOIDING CONFLICTS	7
CONDUCTING BUSINESS	7
WORKING WITH GOVERNMENTS	7
PROTECTING COMPANY ASSETS	7
SUPPORTING OUR COMMUNITIES	7
What You Should Know About Our Code of Conduct	8
OUR STRATEGIC PILLARS AND PRINCIPLES	8
PURPOSE OF OUR CODE OF CONDUCT	8
WHO MUST FOLLOW THIS CODE?	8
WAIVERS OF THE CODE FOR EXECUTIVE OFFICERS	8
WHAT IS EXPECTED OF EMPLOYEES?	9
COOPERATING WITH REGULATORY AGENCIES	9
WHAT IS EXPECTED OF MANAGERS?	10
MANAGING RISK AS A MANAGER	10
RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS	10
WHAT HAPPENS WHEN A CONCERN IS REPORTED?	11
ZERO TOLERANCE FOR RETALIATION	11
COOPERATING WITH AN INVESTIGATION	11
DIRECT COMMUNICATION WITH GOVERNMENT AND REGULATORY AUTHORITIES	11
COMMUNICATION OF TRADE SECRETS TO GOVERNMENT AND REGULATORY AUTHORITIES	12
Key Guidelines	13
RESPECTING OTHERS	13
MUTUAL RESPECT AND PROFESSIONAL TREATMENT	13
HARASSMENT-FREE ENVIRONMENT	14

SAFETY AND SECURITY	14
MANAGERS’ RESPONSIBILITIES	15
Avoiding Conflicts	16
OVERVIEW	16
GIFTS AND ENTERTAINMENT	16
OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS	18
OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER, OR BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR A NOT-FOR-PROFIT ORGANIZATION	20
OWNERSHIP OF AN OUTSIDE BUSINESS	21
FIDUCIARY APPOINTMENTS	21
PERSONAL INVESTMENT DECISIONS	21
DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS	21
CORPORATE OPPORTUNITIES	22
Conducting Business	23
FAIR COMPETITION AND ANTI-TRUST	23
ANTI-CORRUPTION AND IMPROPER PAYMENTS	24
COMBATING FINANCIAL CRIME AND MONEY LAUNDERING	25
Working With Governments	26
YOUR OBLIGATIONS	26
BASIC GUIDELINES	26
Protecting Company Assets	28
FINANCIAL INTEGRITY	28
ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS	28
USE OF COMPANY ASSETS	29
PROTECTING CLIENT AND EMPLOYEE RECORDS AND MEETING OUR PRIVACY OBLIGATIONS	30
GLOBAL RECORDS MANAGEMENT PROGRAM	30
USE OF ARTIFICIAL INTELLIGENCE-BASED TECHNOLOGIES	31
USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION	31
INSIDE OR PROPRIETARY INFORMATION	32
Supporting Our Communities	35
POLITICAL ACTIVITIES	35
INVESTOR AND MEDIA RELATIONS	36
CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP	37
PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS	37
STRENGTHENING SOCIAL AND ENVIRONMENTAL SUSTAINABILITY	37
Additional Help	39

Doing What’s Right

AT BNY, “DOING WHAT’S RIGHT” MEANS

•	Contributing to a culture of integrity is expected and valued,
•	Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical expectations,
•	Fostering honest, fair and open communication,
•	Demonstrating respect for our clients, communities and one another,
•	Being accountable for your own and team actions, and
•	Being willing to take a stand to correct or prevent any improper activity or business mistake.

HOW TO DO WHAT’S RIGHT

•	Put company principles, policies and procedures into action,
•	Know the laws and regulations affecting your job duties and follow them,
•	Take responsibility for talking to someone if you see a problem, and
•	Ask questions if you are unsure of the right thing to do.

WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS

•	Could the action affect the company’s reputation?
•	Would it look bad if reported in the media?
•	Am I uncomfortable taking part in this action or knowing about it?
•	Is there any question of illegality?
•	Will the action be questionable with the passage of time?

If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics, Legal or People Team departments, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need.

It’s Your Obligation to Do What’s Right.

How To Report A Concern

The best place to start is by talking to your manager. If this makes you uncomfortable or you are unable to speak with your manager, then consider the options below.

Ethics Help Line

(Operated by members of the company’s

Ethics Office)

•	United States and Canada: 1-888-635-5662
•	Europe: 00-800-710-63562
•	Brazil: 0800-891-3813
•	Australia: 0011-800-710-63562
•	Asia: appropriate international access code

+800-710-63562 (except Japan)

•	Japan: appropriate international access code

+800-710-6356

•	Other locations, use your country’s international calling prefix and then dial (United States) 1-412-236-7519

Please note that your phone call can be anonymous.

Email: mailto:ethics@bny.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line

(Operated by EthicsPoint, an independent hot line administrator)

•	United States and Canada: 1- 866-294-4696
•	Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696

AT&T Direct Access Numbers by Country/Carrier

•	United Kingdom: British Telecom

0-800-89-0011; C&W 0-500-89-0011;

INTL 0-800-013-0011

•	India: 000-117
•	Brazil: 0-800-890-0288
•	Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
•	Japan: Softbank Telecom 00 663-5111;

KDDI 00 539-111

•	Australia: Telstra 1-800-881-011; Optus 1-800-551-155
•	Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266
•	Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

Web Report: ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s website or intranet).

Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting

If your concern involves potential criminal or unusual client activity, you must file an Incident Report within 72 hours. In the U.S., you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.

Director’s Mailbox

You may also submit all concerns, including concerns about questionable accounting or auditing matters, you may also report your concern to the presiding director of the board (who is independent of management). You can contact the presiding director by sending an email to non-management director@bnymellon.com or by postal mail addressed to:

BNY Corporation Church Street Station PO Box 2164

New York, New York 10008-2164 USA Attention: Non-Management Director

Please note the postal mail option can be anonymous.

Key Guidelines of Our Code of Conduct

RESPECTING OTHERS

We respect human rights and treat employees with fairness, dignity, and respect at work. We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

AVOIDING CONFLICTS

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

CONDUCTING BUSINESS

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients, and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

WORKING WITH GOVERNMENTS

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

PROTECTING COMPANY ASSETS

We ensure all entries made in the company’s books and records are complete and accurate and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us and prevent the misuse of information belonging to the company or any client.

SUPPORTING OUR COMMUNITIES

We take an active part in our communities around the world, both as individuals and as a company. BNY plays a critical role in the stability and sustainability of the financial system, and that foundation drives our approach to sustainability. We aim to be honest, fair, and transparent when we interact with our communities and the public at large. We consider human dignity important, and we work to preserve human rights throughout our operations and value chain. We seek to address climate-related risks and opportunities through an environmental sustainability approach that considers all aspects of our business.

What You Should Know About Our Code of Conduct

At the foundation of our Code of Conduct are our strategic pillars – Be More For Our Clients, Run Our Company Better and Power Our Culture.

Our strategic pillars guide us and the work that we do. Our principles guide how we work together and who we are as a company.

OUR STRATEGIC PILLARS AND PRINCIPLES

Our principles provide the framework for our decision making and guide our business conduct. Incorporating these principles into our actions helps us to do what is right and protect the reputation of the company. Our principles to the firm describe how we act, how we treat each other and how we show up for our clients.

•    Be Client-Obsessed

•    Spark Progress

•   Own It

•   Stay Curious

•   Thrive Together

What Our Principles Do:

•	Explain what we stand for and our shared culture of integrity,
•	Span geographies and lines of business,
•	Represent the promises made to our clients, communities, shareholders and each other, and
•	Remain critical to our success.

PURPOSE OF OUR CODE OF CONDUCT

Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest expectations for legal and ethical integrity.

The Code of Conduct (Code) is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment and seek advice when you’re unsure of the proper response to a particular situation.

The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional. Failing to meet these guidelines could expose our company to serious damage.

WHO MUST FOLLOW THIS CODE?

All employees worldwide who work for BNY or an entity that is more than 50 percent owned by the company must adhere to the guidelines in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key guidelines in this Code.

WAIVERS OF THE CODE FOR EXECUTIVE OFFICERS

Waivers of the Code are not permitted for any executive officer of BNY, unless the waiver is made by the company’s board of directors (or a committee of the board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY will be notified as appropriate.

Q & A

Q: I work outside of the U.S. Do U.S. laws apply to me?

A: BNY is the parent of our operating companies and is incorporated in the U.S., so U.S. laws may apply to certain business activities even if they are conducted outside of the U.S.

Other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

Q: What is my role in managing risk?

A: Each employee plays an important role in managing risk when you:

•      Perform your job with integrity and in compliance with policies, procedures and the law

•     Adhere to the controls established for your business

•      Ask questions if instructions are not clear or if you are unsure of the right thing to do

•     Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)

Doing What’s Right means being accountable for your own and your team’s actions and being willing to take a stand to correct or prevent any improper activity or a business mistake.

WHAT IS EXPECTED OF EMPLOYEES?

You’re responsible for contributing to our culture of integrity by Doing What’s Right, by knowing the rules that apply to your job and complying with them. This includes company and line of business policies, procedures, laws and regulations governing the country and businesses in which you work.

If your line of business or regional policy is more restrictive than the Code of Conduct or a Global Policy, you must follow the more restrictive rules. Ask your manager if you have questions about performing your job and keep asking until you get a satisfactory answer. Remember to question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.

No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals. Identifying and managing risk is the responsibility of every employee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.

You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision of the Code of Conduct may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company’s business, the matter will be reported to the appropriate authorities.

You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system which you can learn more about by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.

You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

COOPERATING WITH REGULATORY AGENCIES

All employees are required to cooperate and communicate with regulators responsively, completely and transparently. All commitments you have made in response to exam findings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments.

WHAT IS EXPECTED OF MANAGERS?

Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:

•	Creating a culture of integrity, risk management, compliance and ethics,
•	Considering risk in all your decision-making,
•	Reinforcing with your staff the importance of early identification and escalation of potential risks to the appropriate managers,
•	Ensuring employees have the relevant resources to understand their job duties,
•	Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
•	Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
•	Reporting instances of non-compliance to the proper management level,
•	Taking appropriate disciplinary action for compliance and ethics violations, and
•	Reviewing the Code of Conduct, no less than annually, with your staff.

MANAGING RISK AS A MANAGER

As a manager, you must always consider risk in your decision-making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.

Q & A

Q: Where do I go for help if I’m uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is in the Code of Conduct, on MySource and on the company’s public Internet site.

Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS

You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

If you have a question or concern, your manager is usually a good place to start. Other people you may go to for help or advice are:

•       Your manager’s manager

•       Your line of business compliance officer

•       Someone in The People Team or the Legal department

You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line. When in doubt, reach out.

WHAT HAPPENS WHEN A CONCERN IS REPORTED?

When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.

These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.

ZERO TOLERANCE FOR RETALIATION

Anyone who reports a concern or reports misconduct in good faith, meaning they have the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

COOPERATING WITH AN INVESTIGATION

You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation.

This includes situations where you are an involved party, a witness or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal. Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official or finance-related self-regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the company. Furthermore, no BNY policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.

DIRECT COMMUNICATION WITH GOVERNMENT AND REGULATORY AUTHORITIES

The confidentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies or in any agreement with BNY is meant to prohibit you from:

•	initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law;
•	testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or

•	participating in any benefits for information provided to Governmental Authorities in the manner described in the first or second points above. You are permitted to report in this manner both during and after your employment here irrespective of any confidentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the company’s attorney-client privilege.

COMMUNICATION OF TRADE SECRETS TO GOVERNMENT AND REGULATORY AUTHORITIES

While the Code prohibits you from revealing “trade secrets” outside of the company, you may do so without facing criminal or civil liability if:

•	the material is revealed in confidence solely for the purpose of reporting or investigating a suspected violation of law to a federal, state or local government official, either directly or indirectly, or to an attorney; or
•	the material is revealed in a complaint or other document filed under seal in a lawsuit or other proceeding.

Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be filed under seal, and it may be disclosed only under a court order.

Key Guidelines

RESPECTING OTHERS

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

MUTUAL RESPECT AND PROFESSIONAL TREATMENT

We value teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.

The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection, not respecting personal boundaries and making business decisions based on emotions or personal relationships are inappropriate. You should avoid situations where your personal relationship with other employees, customers, vendors, contractors or individuals who conduct business with BNY may create a potential conflict or perception of favoritism, especially if there is a reporting relationship. Romantic personal relationships between employees in a reporting relationship, where one person has direct or indirect authority or influence over the employment status of the other person, are strictly prohibited. This includes authority to make decisions about promotions, transfers, salary, administrative actions and management-related decisions affecting the employee or indirect supervision where one person works in a business unit that ultimately reports to the other person. Such relationships need to be immediately disclosed to management or The People Team to address the conflicts that such a relationship creates.

Situations that involve borrowing money, making loans between employees or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.

(Reference: Gifts and Entertainment Policy)

Q & A

Q: I asked a question in a staff meeting and the response I received was offensive – several people laughed at me, and I was mortified. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be expressed, and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or The People Team.

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.

(Reference: Gifts and Entertainment Policy)

Managers must also be aware of situations where shared householders, family members or close personal friends may also work at BNY. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact The People Team for guidance.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household Policy)

HARASSMENT-FREE ENVIRONMENT

BNY supports human rights and treats employees with fairness, dignity and respect at work and will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs, hate speech and offensive remarks, whether delivered verbally, graphically or in electronic media, including email.

Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status, including, but not limited to, ableism, ageism, antisemitism, homophobia, Islamophobia, racism, sexism and xenophobia. Certain local laws or regulations may provide additional protection for employees, so check with The People Team or the Legal department in your local area if you have questions.

Some countries have specific laws concerning sexual harassment that include:

•	Intentional or unintentional, unwelcome sexual advances with or without touching
•	Coerced sexual acts
•	Requests or demands for sexual favors
•	Other verbal or physical conduct of a sexual nature

Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors. Harassment of any kind will not be tolerated in the workplace. See our Human Rights Statement.

Q & A

Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue, and I’m told I’m too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to The People Team or call the Ethics Help Line or Ethics Hot Line.

SAFETY AND SECURITY

BNY is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:

•	You must contribute to maintaining a workplace free from physical aggression and fear. Threats, intimidating behavior or language, or any acts of violence will not be tolerated, including with respect to work-related, personal and/or social/political/geopolitical matters.

•	You may not use, possess, sell, or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.

•	You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.

Q & A

Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?

A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact The People Team.

•	You should be alert to individuals who are on company premises without proper authorization.
•	Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.

(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

MANAGERS’ RESPONSIBILITIES

As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster a culture of integrity, honesty, and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.

Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

Avoiding Conflicts

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY and our clients and are not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

OVERVIEW

The way we conduct our daily business dealings with clients, suppliers, vendors, and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY’s reputation. You’re expected always to act in a way that reflects our commitment to a culture of integrity and responsible business behavior.

A conflict of interest is any situation where your interests and the company’s interests or the interests of our clients are, or could appear to be, in opposition. When you’re in such a situation, it may be difficult to objectively fulfill your job duties and your loyalty to the company or to our clients may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and our clients and not for your own personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY or its clients. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative, a spouse, shared householder or romantic partner, or a close friend at the expense of the company’s or a client’s best interests.

If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your compliance officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.	Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

(Reference: Business Conflicts of Interest Policy)

GIFTS AND ENTERTAINMENT

Our clients, suppliers and vendors are vital to BNY’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.

Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY’s reputation.

If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line, and you should remove yourself from that relationship.

The basic guideline is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment.

Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company-sponsored events, food, drink and any similar items.

In addition to the rules noted below apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous guidelines that may apply to your job or your location.

Q & A

Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

The following are NOT allowed, regardless of the value:

•	Accepting or giving anything as a “quid pro quo,” that is for doing something in return for the gift or entertainment,
•	Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities, and loans),
•	Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY’s reputation,

•	Accepting or giving anything that could be viewed as a bribe, payoff, or improper influence,
•	Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,
•	Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,
•	Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,
•	Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,
•	Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,
•	Participating in any action that would cause the other person to violate their own company’s guidelines for gifts and entertainment, and

•	Providing gifts or entertainment to an existing or prospective client, supplier, or vendor not recorded properly in the company books and records.

Q & A

Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business, and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY. Can I stay in the client’s home?

A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

The exchange of gifts and entertainment is a well-established practice and can be important to building relationships, but it can also affect the relationship if your ability to exercise sound business judgment becomes blurred. BNY’s relationships with clients, prospects, intermediaries, consultants, centers of influence, suppliers, vendors, third parties and other business partners, including government and quasi-government employees and union officials, must be transparent, objective, fair and free from conflicts and perceptions of corruption or undue influence.

As such, BNY has established strict reporting requirements and limits related to gifts, entertainment, and similar accommodations. You are required to know and understand the Gifts and Entertainment Tier I Policy, abide by all limits set within the Policy and use Code Rap to report or seek preapproval where required.

You can always contact your manager or the Ethics Office if you have questions.

(Reference: Gifts and Entertainment Policy)

Q & A

Q: I’m worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern doing business with the company.

OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS

Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY, competes with any business or service provided by the company or has the potential to damage our reputation will not be permitted.

Certain types of outside employment or business dealings may not be accepted while employed by BNY, including:

•	Employment or association with companies or organizations that prepare, audit, or certify statements or documents pertinent to the company’s business,

•	Employment with other financial institutions, with limited exceptions approved by the Ethics Office and, where applicable and consistent with our policy, our Chief Executive Officer, Chief Risk Officer, General Counsel, and Chief Compliance and Ethics Officer.
•	Employment with clients, competitors, vendors, or suppliers that you deal with in the normal course of your job duties, and
•	Any business relationship with a client, prospect, supplier, vendor, or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A

Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision-making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your compliance officer or the Ethics Office for guidance.

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied, or limits may be placed upon your activities. The following positions require approval:

•	Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant, and attorney),
•	Employment involving providing tax advice or tax return preparation,
•	Any type of employment in the financial services industry,
•	Employment that could compete with the company or divert business opportunities in any way,
•	Any position that is similar in nature to your present job duties and involves a “knowledge transfer”

to the other organization,

•	Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,
•	Employment of any kind that would negatively impact the company’s financial or professional reputation, and
•	Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients).

Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year.

Annual reapproval via CODE RAP is required since facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation Policy)

OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER, OR BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR A NOT-FOR-PROFIT ORGANIZATION

You must obtain prior approval from the Ethics Office through CODE RAP if you wish to serve as a director, trustee, officer, partner, or business owner of any for-profit business OR for certain not-for-profit (NFP) organizations if any of the following conditions exist:

•	There is an existing or proposed client, business, or financial relationship between the NFP organization and BNY, including receiving charitable contributions, grants, or foundation money from BNY.
•	The NFP organization is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).
•	You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.).
•	You have been asked by BNY to serve the NFP organization.
•	The organization/entity is any type of government agency, or your position/ role is considered to be a public official (whether elected or appointed).

You must obtain prior approval from the Ethics Office through CODE RAP to serve as a member of an investment committee that makes or oversees decisions or recommendations with respect to investing the assets of a for-profit or a not-for-profit organization or to the serve on the board of a publicly traded company.

You may not serve until you have full approval from BNY as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of BNY. Annual reapproval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.

Even if the service does not require approval, you must notify BNY of any anticipated negative publicity, and you must follow these guidelines while you serve:

•	Never attempt to influence decisions that may lead to the use of BNY or its affiliates’ products, services or other types of benefit to the company; the entity’s records must reflect that you recused yourself from such a vote or discussion.
•	You must ensure the entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices. If you cannot, then you must resign.
•	You cannot divulge any confidential or proprietary information.
•	If you learn of any Material Nonpublic Information (MNPI) you must contact the Control Room or your local compliance officer to report each instance.

(Reference: Outside Affiliations, Outside Employment and Certain Outside Compensation Policy)

Q & A

Q: I’ve been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non- profit group and don’t work in Wealth Management. Do I have to report this?

A: Yes. The non-profit entity is a client of BNY. It does not matter which line of business has the client relationship, or whether you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

OWNERSHIP OF AN OUTSIDE BUSINESS

If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY (including employees), any compensation/ payment received, time required and potential conflicts of interest (actual or in appearance). Annual reapproval via CODE RAP is required as facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

FIDUCIARY APPOINTMENTS

Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gift to minors act, investment adviser or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member. All requests to serve as a fiduciary, with the exception of serving for a family member who is not a BNY client, require approval through CODE RAP.

If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity.

In all situations where you’re acting as a fiduciary, you must follow these guidelines:

•	Do not represent that you’re performing the same professional services that are performed by a bank,

or that you have access to such services,

•	Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and
•	Do not permit your appointment to interfere with the time and attention you devote to your BNY job duties.

PERSONAL INVESTMENT DECISIONS

Your personal investments and those of certain family members could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY securities and a strict prohibition against insider trading.

Certain employees will have additional restrictions placed on their personal investments that may include reporting and preclearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job, and you’ll be expected to follow those rules.

In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.

DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS

You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This guidance also applies to situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility, as well as to situations in which your family member or close personal friend is affiliated with a vendor of BNY, or a competitor to BNY.

You must disclose any such situation to your manager and your compliance officer and cooperate with all efforts to resolve such conflicts.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household Policy)

Q & A

Q: My child works for a consulting company that BNY routinely hires for software development. My job does not require that I interact with them, and I have no influence or input over the decision to hire the consulting company. Is this okay?

A: It doesn’t appear that there are any conflicts of interest with your child working for the consulting company and your job at BNY. To be certain, discuss this matter with your manager or your compliance officer, so that you can be sure there are no conflicts with this situation.

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s-length basis,” meaning that the terms of all transactions must not even suggest the appearance of a personal advantage.

CORPORATE OPPORTUNITIES

You have an obligation to avoid conflicts in connection with BNY’s legitimate business interests. You and your family members are prohibited from personally benefiting from the use of company property or information that you directly or indirectly obtained through your position at BNY.

All transaction with your clients, suppliers or vendors must be handled strictly on an “arm’s-length basis,” meaning that the terms of all transactions must not even suggest the appearance of a personal advantage.
Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY or could appear to belong to it.
You may not give legal, tax or other professional advice to clients, prospects, vendors or suppliers of the company. You may not give investment advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third-party professional who provides these services, such as an attorney, accountant, insurance broker, stockbroker, or real estate agent.

If you make such a recommendation, you must follow these requirements:

•	Provide several candidates and ensure you show no favoritism toward any of them
•	Disclose in writing that the recommendations are in no way sponsored or endorsed by the company
•	Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation

Conducting Business

FAIR COMPETITION AND ANTI-TRUST

BNY is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously, but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business and a culture of honesty and integrity.

All BNY entities must comply with fair competition, fair dealing and anti-trust laws to protect the markets from anti-competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:

•	Fixing prices or terms, or any information that impacts prices or terms,
•	Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,
•	Boycotting or refusing to deal with certain suppliers, vendors, or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and
•	Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.

Fair dealing requires us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:

•	Manipulation,
•	Concealment,
•	Abuse of privileged information,
•	Misrepresentation of material facts, or
•	Any other unfair-dealing practices.

Q & A

Q: A close friend works for a competitor of BNY. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

Please contact a member of the Legal department if you have any questions on the application of competition and anti-trust laws to a particular activity and whether it is legal or in compliance with the spirit of these laws. The following points reinforce the significance and complexity of these laws:

•	The laws can vary within the same country or organization. For example, several states within the U.S. have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,

•	The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU),

•	Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,

•	Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti- competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and
•	Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concerns about these issues.

Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws.

ANTI-CORRUPTION AND IMPROPER PAYMENTS

Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.

Any attempt to pay or offer money or anything of value to influence the actions or decisions of such officials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to significant penalties for the company and for you individually. You’re required to comply fully with the Company’s Anti-Corruption Policy and adhere to all associated rules including the following:

•	Do not offer or give anything of value (including gifts, meals, entertainment, or other benefits) to a U.S. or non-U.S. “official” to obtain or retain business or secure any improper advantage.

Note that “things of value” may include jobs or internships or offers thereof. Company policies require that all candidates for employment (whether permanent, limited duration or as an intern) must proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, “things of value” may also include consulting, contractor, or temporary work assignments at BNY, whether or not a third-party employment staffing agency is involved. You must adhere to all internal controls applicable to such arrangements.

•	Do not agree to hire or exert any influence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested,
•	Do not accept or present anything if it obligates you, or appears to obligate you, and ensure that all hospitality, entertainment, and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals,
•	Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,
•	Never make any payment that you do not record on company books and records, or make misleading accounting entries,

•	Seek guidance when circumstances are unclear or you’re asked to make or approve a payment or take any other action that makes you uncomfortable, and

•	Report any observations of others engaging in any behavior that you believe is improper.

COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or otherwise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations.

You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.

It is critical to the health of the company that every employee adheres to the company’s strict “know-your- customer” policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds is legitimate.

Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities, for example, forced labor or human trafficking, puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.

(References: Global Anti-Money Laundering Policy; Anti-Tax Evasion Policy; AML Training Policy; Anti-Bribery & Corruption Policy; Suspicious Activity Reporting Policy for Non-U.S. Based Employees and Contractors; Global Economic Sanctions Policy.)

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is in Europe. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You’re obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

Working With Governments

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

YOUR OBLIGATIONS

BNY conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.

If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic guidelines in this section of the Code. These guidelines also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers, or suppliers).

If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local People Team representative or the Legal department in such circumstances to be sure you’re following requirements of the law.

Q & A

Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

BASIC GUIDELINES

•	Know the restrictions or limitations on presenting and receiving hospitality.
—	Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,
—	Never accept or offer anything of value meant to induce or influence government employees or officials, as this gives the appearance of a bribe,
—	Don’t “tip” government officials or offer “inducement” payments, and
—	Do not accept or present anything if it obligates you or appears to obligate you.

•	Observe a “higher standard of care.”
•	Never destroy or steal government property,
—	Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t,
—	Don’t deviate from contract requirements without prior approval from the government, and
—	Never issue invoices or charges that are inaccurate, incorrect, or unauthorized.
•	Cooperate with government investigations and audits.
—	Don’t avoid, contravene, or otherwise interfere with any government investigation or audit, and
—	Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.

It’s important to note that in addition to the basic guidelines above, if your client is a U.S. federal, state or local government, there are very specific legal requirements and company policies that you must follow.

These obligations apply to all businesses that deal with U.S. federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the U.S.

(Reference: Gifts and Entertainment Policy, Anti-Corruption Policy)

Protecting Company Assets

We ensure all entries made in the company’s books and records are complete and accurate and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us and prevent the misuse of information belonging to the company or any client.

FINANCIAL INTEGRITY

BNY is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and record-keeping rules and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful, and accurate, and follow generally accepted accounting principles and laws.

You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor, or agent of the company.

The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.

Falsifying any document can impact the financial condition of the company. As a public company, BNY is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:

•	Accountants — to calculate taxes and other government fees,
•	Investors — to make decisions about buying or selling our securities, and
•	Regulatory agencies — to monitor and enforce our compliance with government regulations.

You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification, backdating or misrepresentation of any company books, records or reports will not be tolerated.

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or The People Team. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS

If you’re responsible for the accuracy of the company’s financial filings with regulators, you have a higher duty to ensure your behavior follows the most stringent standards of personal and professional conduct. This includes the chief executive officer, president, chief financial officer, company controller and such other individuals as determined by the general counsel. Individuals in this group must adhere to the following additional standards:

•	Disclose to the general counsel and chief compliance and ethics officer any material transaction or relationship that could reasonably be expected to be a conflict of interest,

•	Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the U.S. Securities and Exchange Commission and other regulatory bodies,
•	Act in good faith, responsibly, with due care, competence, and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,
•	Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company’s system of internal controls, financial statements or accounting books and records, and
•	Promptly report any possible violation of the company’s Code of Conduct to the general counsel and chief compliance and ethics officer.

USE OF COMPANY ASSETS

Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.

The company’s name and brand are vital assets. To ensure that we maintain a culture of integrity and value of our brand, it is imperative to adhere to the brand guidelines when using the name, logo, or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.

In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately and to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without first receiving approval through CODE RAP.

(Reference: Use of BNY Brand and Logos by Third-Party Policy).

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or The People Team. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Careless, wasteful, inefficient, or inappropriate use of any company assets is irresponsible and inconsistent with our
Code of Conduct. Any type of theft, fraud or
embezzlement will not be tolerated.

PROTECTING CLIENT AND EMPLOYEE RECORDS AND MEETING OUR PRIVACY OBLIGATIONS

The company is responsible for ensuring privacy, confidentiality and controlled access to all client and employee information. This includes personal information related to prospective clients and job candidates. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.

•	Nearly every employee in the company has access to personal information, so you’re expected to adhere to the following key requirements concerning privacy:
•	Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose. Accessing external accounts for clients using client passwords is not permitted under any circumstances, regardless of whether it is authorized and provided by the client.
•	Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.
•	Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.
•	Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.
•	Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.

Know how to protect records and make sure to always follow company policies. The loss of any protected data can be extremely harmful to the company financially and damages our reputation.

(Reference: Global Data Privacy Policy, Information Classification, Handling and Records Management Policy).

Q & A

Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account who happens to be a very prominent sports figure. I don’t think this is right, but what should I do?

A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report and contact the Ethics Help Line or the Ethics Hot Line to report your concern.

GLOBAL RECORDS MANAGEMENT PROGRAM

You must follow company and local policies for retention, management, and destruction of records. If there’s an investigation or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases, you’ll be notified of the need to retain documents by the Legal department, if appropriate.

Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory, or historical purposes.

The media and formats of records take many forms, including:

•	Papers, emails, instant messages and other electronically maintained documents,
•	Microfilms, photographs, and reproductions,
•	Voice, text, and audio tapes,
•	Magnetic tapes, flash drives, optical disks, and drawings, and
•	Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.

USE OF ARTIFICIAL INTELLIGENCE-BASED TECHNOLOGIES

BNY is committed to the responsible, ethical use of Artificial Intelligence (AI) and Machine Learning (ML)-based technologies.

If you are involved in the development, operation and decommissioning of systems incorporating AI/ML models, you must:

•	Register, validate and maintain such models in accordance with the firm’s Model Risk Management framework.

•	Process all data associated with such models in accordance with the firm’s Data Ethics framework, including any data generated by the model/broader system.

You must also follow the requirements and policies of adjacent domains where these overlap, including Third Party Governance requirements when onboarding a vendor-provided system incorporating AI.

Almost all employees, including those in non-technical roles, have broader obligations in relation to the appropriate use of AI/ML-based technologies, so you’re expected to:

•	Adhere to the requirements of any tool or platform-specific attestation signed prior to gaining access to the tool or platform in question (e.g., Eliza Pro).
•	Undertake appropriate review of all output data generated by an AI system prior to use, taking accountability for its suitability in relation to the given intended purpose.

(References: Data Ethics Policy, Models and Model-Like Approaches Policy, Global Data Privacy Policy)

USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION

As an employee, you have access to the company’s computers, systems, and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.

Electronic systems include, but are not limited to:

•	Personal computers (including email and instant messages) and computer networks,
•	Telephones, cell phones, voice mail, and
•	Other communications devices, such as tablets, wearable technology, smart watches, etc.

Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.

You should have no expectation of privacy when you use these systems, except as otherwise provided by applicable law. You’re given access to the company’s systems to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with applicable law.

You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). If your password is disclosed or compromised in any way, you must file a CODE RAP report immediately and observe all necessary steps to restore the confidentiality of your password. Also, the occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment and comply with company policies. Keep personal use to a minimum and use company systems wisely and in a manner that would not damage the company’s reputation.

You’re permitted to use the company’s systems if you follow these rules:

•	Messages you create should be professional and appropriate for business communication, including those created via email or instant messaging.
•	Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).
•	Do not distribute copyrighted or licensed materials improperly.
•	Do not transmit chain letters, advertisements, or solicitations (unless they’re specifically authorized by the company).

•	Never view or download inappropriate materials.

Notwithstanding the above, employees in Luxembourg are prohibited from using the company’s corporate email for non-employment and non-business-related purposes.

(References: Electronic Communication Policy; Information Classification, Handling and Records Management Policy)

Q & A

Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

INSIDE OR PROPRIETARY INFORMATION

As an employee, you may have knowledge about the company’s businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all nonpublic information that may be of use to competitors, or harmful to the company or its clients, if disclosed.

It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.

If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside Information

Inside information is material nonpublic information relating to any company, including BNY, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

If you’re in possession of material nonpublic information about BNY or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company, and any person with whom you share the information, legally responsible for misusing inside information. The company’s Information Barriers Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

Q & A

Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client’s money and he has an investment in the same fund.

To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I’m not benefiting personally by trading on behalf of my client?

A: No. You’re in possession of material nonpublic information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

Proprietary Information

Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source code, databases, inventions, ideas and works of authorship. Any information, inventions, models, methods, ideas, software, works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.

Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, nonpublic portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.

Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel.

These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above.

(References: Information Barriers, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the
company. The information you use during your employment
belongs to the company and you may not take or use this
information after you leave the company.

Supporting Our Communities

We take an active part in our communities around the world, both as individuals and as a company. BNY plays a critical role in the stability and sustainability of the financial system, and that foundation drives our approach to sustainability. We aim to be honest, fair and transparent when we interact with our communities and the public at large. We consider human dignity important, and we work to preserve human rights throughout our operations and value chain. We seek to address climate-related risks and opportunities through an environmental sustainability approach that considers all aspects of our business.

POLITICAL ACTIVITIES

Personal Political Activity

BNY encourages you to keep informed of political/geopolitical issues and candidates and to take an active interest in political/geopolitical affairs. However, if you do participate in any political activity,* you must follow these rules:

•	Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the general counsel, and the Chief Compliance and Ethics Officer of the company.
•	Never engage in personal political activity on behalf of candidates, parties or political causes during working time or while at BNY facilities. Your activities should be on your own time, with your own resources, and must not interrupt or disrupt company operations. You may not use company time, equipment, communications channels, facilities, supplies, clerical support, advertising, or any other company resources. This prohibition applies to campaigning for political candidates, participating in protests about social or geopolitical matters, or engaging in any other similar activities.
•	You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.
•	Your political activities may not affect your objectivity or ability to perform your job duties.
•	You may not solicit the participation of employees, clients, suppliers, vendors, or any other party with whom the company does business during work time or using any BNY facilities or resources.
•	You may be required to preclear personal political contributions made by you, and in some cases, your family members.

*Political activity as defined under this policy does not include any employee activity protected by Section 7 of the National Labor Relations Act, including but not limited to group activities to improve or protest over terms/conditions of employment.

(Reference: Political Contributions Policy)

Lobbying

Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the U.S. and is gaining influence within the EU and other locations.

If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Marketing & Corporate Affairs or the Legal department for guidance:

•	Government contract sales or marketing

•	Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation
•	Meeting with legislators, regulators, or their staffs regarding legislation

Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.

(Reference: Procurement Lobbying)

Corporate Political Activities

The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY will make contributions only as permissible by law, such as those through company-approved political action committees.

INVESTOR AND MEDIA RELATIONS

Investor Relations

All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. All investors must have equal access to honest and accurate information.

Media Relations

Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.

If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY as your employer, and you may not make comments about BNY.

(Reference: External Engagement Policy; Use of BNY Brand and Logos by Third Party Policy)

Q & A

Q: I have been asked to provide a statement about BNY’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. BNY carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP

The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:

•	Your activities may not interfere or in any way conflict with your job duties or with company business.
•	You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.
•	You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.

•	You may not use your position for the purpose of soliciting business or contributions for any other entity.
•	You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.

From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities, or other resources (such as employees’ time or company funds). Ask your manager if you’re unclear whether the event in question is company sponsored.

(Reference: Use of BNY Brand and Logos by Third Party Policy)

PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS

You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and antitrust referenced in this Code and company policies.

In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and preapproval has been obtained via CODE RAP.

If you perform public speaking or writing services on behalf of BNY, any form of compensation, accommodations, or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

STRENGTHENING SOCIAL AND ENVIRONMENTAL SUSTAINABILITY

Our sustainability strategy follows two paths: helping our clients and partners meet their sustainability and community goals through the products and services we offer and managing our own business and operations with a focus on resilience.

Within our business and operations, we prioritize understanding and improving our environmental footprint, from our Green House Gas emissions to our building standards to our efficient use of natural resources.

We respect human dignity and expect our employees to work to preserve human rights throughout our operations and value chain. We do not tolerate forced labor, slavery or human trafficking in any form and expect employees to avoid knowingly working with any supplier, contractor or client who engages in such practices.

We believe that environmental and social considerations are increasingly material for us and for our financial sector clients given the increasing regulatory requirements and environmental impacts globally.

Our approach to sustainability drives how we work with clients and partners to achieve their sustainability goals, and guides the way we run our firm, including how we engage with our stakeholders and continue to earn our client’s trust.

BNY plays a critical role in the stability and sustainability of the financial system, and that foundation drives our approach to sustainability. We manage our firm with a focus on resilience — including our work to enable a more inclusive, environmentally sustainable, and trusted financial system. We empower our clients and partners with solutions to achieve their sustainability goals and to advance a more inclusive economy.

For more information on our approach to sustainability, sustainability reports and policies and statements, please visit our Sustainability webpage.

Additional Help

This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.

Q: A friend of mine is running for political office and I would like to help her out with her campaign. Can I do this?

A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or precleared.

Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?

A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?

A: No. Company property and equipment may not be used for a political purpose without authorization from Marketing & Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?

A: No. If you know that giving him the tickets will

violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is that okay?

A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to BNY. Can I accept the invitation?

A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to file a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?

A: No. You cannot submit the invoice and certification until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check their email to see if they received an item they were expecting. They gave me their logon identification and password, requesting that I call them back with the information. Can I do this?

A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. If your password is disclosed or compromised in any way, you’re required to file a CODE RAP form and restore the confidentiality of your password immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this, and do I have to file any forms?

A: Yes, you may, as long as the time you spend there does not interfere with your job at the company, and you don’t use any company equipment or supplies. You don’t need to file a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker-dealer), you may need to notify Compliance. Check with your manager or compliance officer if you’re uncertain.

Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague, and I don’t want to get her in trouble. What should I do?

A: Your colleague is stealing from the company, and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

If faced with a situation in which you’re unsure

of the correct action to take, contact your manager,

an ethics officer, compliance officer, Legal representative

or People Team business partner for help.

There are many resources at your disposal to help you.

Don’t hesitate to use them and Do What’s Right!

©2024 The Bank of New York Mellon Corporation. All rights reserved.

Personal Securities Trading Policy

Policy Number: I-A-045

Contents

1.	Summary				4
2.	Purpose				4
3.	Applicability/Scope				5
4.	Provisions of the Policy				5
	4.1	Principal Requirements for all Employees			5
		4.1.1	Avoidance of Conflicts of Interest		5
		4.1.2	Trading in BNY Securities		5
		4.1.3	Prohibitions When Trading in Non-Firm Securities		6
		4.1.4	Initial Public Offerings (IPO)		6
		4.1.5	Private Placements		7
		4.1.6	BNY Affiliated Volcker Covered Funds		7
		4.1.7	Ability to Request Account Statements and Trade Confirmations		7
	4.2	Monitored Employees			7
	4.3	Classifications of Monitored Employees			8
	4.4	Additional Requirements and Restrictions for Monitored Employees			9
		4.4.1	Reporting for All Monitored Employees		9
		4.4.2	Additional Reporting for ADM Employees		10
		4.4.3	Account Statements and Trade Confirmations		10
		4.4.4	Preclearance Prior to Trading		11
		4.4.5	Additional Preclearance Restrictions for ADM, Investment/Public and certain private side employees (de minimis limits)		11
			4.4.5.1	Approval for De Minimis Transactions for ADM Employees and Investment/Public Employees for Securities on Blackout List	11
			4.4.5.1.1	Additional Restrictions for ADM employees (7 Day Blackout Period)	12
	4.5	Managed Accounts			12
	4.6	Prohibition on Short-Term Trading			12
	4.7	Specific Restrictions for PREG Employees			13
	4.8	Insider Threats			13
5.	Governance and Responsibilities				14
	5.1	All Employees are responsible for			14

Public March 13, 2025	2

Personal Securities Trading Policy

Policy Number: I-A-045

	5.2	Businesses and Corporate Functions			14
	5.3	Securities Trading Conduct Group			14
	5.4	Compliance Officers			15
	5.5	Legal Department			15
	5.6	Engineering Department			15
6.	Adherence and Control				15
7.	Addendum(s)				15
	7.1	Addendum I: EMEA Personal Securities Trading			15
		7.1.1	Applicability / Scope		15
		7.1.2	Provisions of the Addendum		16
			7.1.2.1	UK and EU Requirements in Relation to Personal Trading (Including those arising from MIFID and MAR)	16
			7.1.2.2	Information that Triggers an Employee to be Subject to this Addendum	16
			7.1.2.3	Restrictions for Employees Subject to this Addendum	16
			7.1.2.4	Definitions of Financial Instruments under UK and EU Regulations	17
			7.1.2.5	Permitted for Employees Subject to this Addendum (subject to the notification/approval requirements of the Global PST Policy)	17
			7.1.2.6	Prohibited	18
			7.1.2.7	Express Written Approval from Local Compliance Officer	18
		7.1.3	Governance and Responsibilities		18
			7.1.3.1	Compliance Officers	18
		7.1.4	Addendum Governance		18
8.	Appendices				19
	8.1	Definitions			19
	8.2	Document Governance			24
		8.2.1	Periodic Review		24
		8.2.2	Ownership/Questions		24
	8.3	Version Control			25
	8.4	Document Hierarchy			27
	8.5	Other Applicable Documents			27

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Personal Securities Trading Policy

Policy Number: I-A-045

1.	Summary

Personal trading investments can lead to actual or perceived conflicts of interest which can undermine the integrity of the actions of The Bank of New York Corporation, its subsidiaries and affiliates that are majority owned (the “Firm”).

The Firm is subject to various laws and/or regulations governing the personal trading of Securities/Financial Instruments (as defined in Section 8.1 of this Policy and collectively referenced as “securities”). The Firm has established limitations on personal trading so that employees’ personal securities investments are conducted in compliance with the applicable rules and regulations and are free from actual or perceived conflicts of interest.

2.	Purpose

The Personal Securities Trading Policy (this "Policy") sets out the global minimum obligations and restrictions related to personal securities transactions for all employees, including requirements and prohibitions related to the following:

•	Avoidance of conflicts of interest

•	Market Abuse[1]

•	Trading in Firm securities

•	Trading in Non-Firm securities

•	Initial Public Offerings

•	Private Placements

•	Firm-affiliated Volcker Covered Funds

•	Excessive Trading[2]

This Policy also articulates additional requirements and restrictions for Monitored Employees who are likely to receive Firm or client information as normal course of business in their roles. These additional responsibilities include, but are not limited to, the following:

•	Filing of reports via the Star Compliance System (Star), the Firm’s electronic personal trading monitoring system

•	Providing duplicate statements and trade confirmations directly to the Firm

•	Preclearance prior to trading

•	Prohibition on short term trading

1	Market Abuse includes insider dealing, market manipulation or unlawful disclosure of inside information.
2	The Firm reserves the right to limit trading in employee account(s) if deemed excessive.

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Personal Securities Trading Policy

Policy Number: I-A-045

3.	Applicability/Scope

This Policy applies to all employees of the Firm when trading in securities unless such securities are listed as “Exempt” under Section 8.1. Where indicated, this Policy may also apply to “Indirect Accounts,” as defined in Section 8.1 of this Policy.

An employee is defined as a Director (excluding non-employees), Officer, Agent, Temporary Worker, Contractor, Intern or any other person who works for and contracted with the Firm, regardless of their duration of employment or contract. The Firm may, from time to time, designate additional persons that may from time to time have access to MNPI as being subject to this Policy.

Where business/country-specific requirements are more stringent than those set out within this Policy, the business or country-specific rules prevail and you must also comply with such rules.

4.	Provisions of the Policy
4.1	Principal Requirements for all Employees

Failure to comply with any requirement in this Policy may subject you to discipline, up to and including termination of employment and referral to law enforcement, when required.

4.1.1	Avoidance of Conflicts of Interest

You must not put your own interests ahead of the Firm and its clients. You must, comply with all applicable legal requirements, securities laws and the I-A-010: Code of Conduct. Employees must treat all Firm and client information as confidential. Refer to the Firm’s Code of Conduct for additional guidance. You are prohibited from placing transactions in securities if this would create, or could reasonably be perceived to create a conflict of interest between you and your clients, the Firm's clients, or the Firm. In accordance with securities and/or Market Abuse laws, you are prohibited from engaging in insider trading, trading while in possession of Material Non-Public Information (MNPI) (as defined in Section 8.1 of this Policy), Front Running (as defined in Section 8.1 of this Policy) or any other potential market manipulative trading activity.

If you possess MNPI or have knowledge about client holdings, transactions, or recommendations, you must not, directly or indirectly (see definition of Indirect Ownership in Section 8.1 of this Policy):

•	Engage or attempt to engage in trading on the basis of such information

•	Recommend that another person engages in dealing or induce another person to engage in trading on the basis of the information; or

•	Unlawfully disclose the information (Tipping)

In accordance with securities regulations, these prohibitions also apply to former employees, who must refrain from trading in any securities, Tipping or recommending that another person do the same, while in possession of MNPI.

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Personal Securities Trading Policy

Policy Number: I-A-045

4.1.2	Trading in BNY Securities

If you invest or trade in Firm securities, you must be aware of your responsibilities and be sensitive to even the appearance of impropriety. The following prohibitions apply to all transactions in the Firm’s publicly traded securities, whether owned directly (i.e., in your name) or indirectly (see definition of Indirect Ownership in Section 8.1 of this Policy). The following activities are prohibited:

•	Short Sales

•	Short-Term Trading: Defined as purchasing and selling, or selling and purchasing Firm securities within any 60 calendar day period. If you engage in short-term trading, you will be required to disgorge profits as determined by the Securities Trading Conduct group. This includes transactions in the Firm related employee benefit plans such as the BNY 401(k).

•	Margin Transactions: However, you may use Firm securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the Firm.

•	Option Transactions: Defined as any derivative transaction involving or having its value based upon any securities issued by the Firm, including the buying and writing of over-the-counter and exchange traded options.

•	Major Firm Events: Non-publicly announced events of which you have knowledge (prohibition will expire 24 hours after a public announcement is made).

The Firm will comply with insider trading laws in connection with trades in its own securities.

4.1.3	Prohibitions When Trading in Non-Firm Securities

You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see Indirect Ownership defined in Section 8.1). You are prohibited from:

•	Engaging in FX derivative trading

•	Spread Betting: Taking bets on securities pricing, including FX spread-betting to reflect market/currency movement activities

•       Short Selling

4.1.4	Initial Public Offerings (IPO)

You are prohibited from acquiring securities through an allocation by the underwriter of an IPO without the prior approval of the Securities Trading Conduct group. Approval is only likely to be given in the following circumstances:

•	The allocation comes through an employee of the issuer who has a direct family relationship to the Firm employee

•	The issuance is arranged by governments to promote the public ownership of previously state owned assets

•	Where a bank, savings and loan or insurance company converts from a structure owned by policyholders to one owned by investors (demutualization)

Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (e.g., FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, email the Securities Trading Conduct group before submitting an indication of interest to purchase the security.

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Personal Securities Trading Policy

Policy Number: I-A-045

4.1.5	Private Placements

You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Securities Trading Conduct group, your Manager and Compliance Officer. A Private Placement Form must be submitted in Code RAP for approval:

•	If you are holding an investment of a privately-held (i.e., not traded on an exchange) Firm affiliated fund and you wish to divest all or a portion of your investment, you are required to obtain pre- approval from the Securities Trading Conduct group prior to redemption. Refer to MySource for a copy of the request Affiliated Fund Request form.

•	The Securities Trading Conduct group will generally not approve any private placement requests that appear to present an actual or potential conflict of interest. This includes instances where, among other things, the opportunity is being offered to you by virtue of your position with the Firm or its affiliates or your relationship to a managed fund or account and whether or not the investment opportunity being offered to you could be re-allocated to a client. So that no actual or potential conflict exists between the proposed private placement purchase and the interests of any managed fund or account, you must comply with any and all requests for information and/or documentation necessary for the Employee Compliance/Securities Trading Conduct group.

•	Within 30 days of being designated a Monitored Employee (see Sections 4.2 to 4.4 for information), you must disclose any existing investment in private placement securities to the Securities Trading Conduct group who will determine if you will be permitted to continue to hold the investment.

4.1.6	BNY Affiliated Volcker Covered Funds

You are prohibited from acquiring any initial or subsequent investment in a Firm affiliated Volcker Covered Fund (Refer to the Volcker Compliance site on MySource) unless you obtain prior written approval from the Securities Trading Conduct group, your Manager and Compliance Officer. Unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund, your investment in such funds will not be permitted. A Private Placement Form must be submitted in Code RAP for approval.

If you are newly hired and you hold an investment (either directly or indirectly) in an affiliated Firm Volcker Covered Fund you must receive permission to continue to hold that investment. You must disclose your investment within 30 calendar days of your hire date by completing the Private Placement Form available in Code RAP. You may be required to divest your ownership interest.

4.1.7	Ability to Request Account Statements and Trade Confirmations

For all employees, the Firm reserves the right to request accounts statements and trade confirmations when needed.

4.2	Monitored Employees

If you are determined to be at risk for receiving Firm or client information as described below, your personal trading and accounts where you have Indirect Ownership (as defined in Section 8.1) are required to be monitored and you are thus deemed a Monitored Employee. There are strict limitations on such trading for Monitored Employees as further described in Section 4.4.

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Personal Securities Trading Policy

Policy Number: I-A-045

Monitored Employees include employees who, as a routine and normal course of their job:

•	Are deemed to be at a high risk of receiving MNPI of issuer clients (generally, certain employees located in or supporting Private Side businesses as defined by the Firm’s I-A-046: Information Barriers Policy. These are employees who are deemed to be private under I-A-046: Information Barrier Policy.

•	Have nonpublic information regarding advisory client’s purchases or sales of securities or nonpublic information regarding the portfolio holdings of a Proprietary Fund, are involved in making securities recommendations to advisory clients, or have access to such recommendations before they are public.

•	Have foreknowledge of the clients' trading positions or plans such that the information may elevate the risk of Front Running or similar manipulative trading.

•	Have access to inside information with respect to the Firm’s financial results in advance of such results being released to the public.

•	Required by regulation – employees who work for a Firm broker-dealer or investment adviser (or their equivalents).

Additionally, each business unit is required to classify all employees who are Senior Directors, Managing Directors or above as Investment/Public or Insider Risk.3

4.3	Classifications of Monitored Employees

The Firm has assigned Monitored Employees a classification that will correspond to the type of information they routinely are exposed to in as performing their job duties. They are as follows:

Classification Type	Definition
Access Decision Maker (ADM) Employee	Employees within BNY Investments who are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad- based index funds and traders are not typically classified as ADM Employees.
Insider Risk Employee	Employees who in the normal course of business are likely to receive MNPI regarding issuer clients. These employees are on the “private side” of the Information Barrier in accordance with the I-A-046: Information Barriers Policy.
Investment/Public Employee

Employees in the normal course of business who:

•        Are on the "public side" of the Information Barrier in accordance with the I-A- 046: Information BarriersPolicy.

•        Employees that by regulation are required to have their personal trading monitored.

•        Have access to nonpublic information regarding advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of a Firm Proprietary Fund

•        Are involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public.

•        Have foreknowledge of clients trading positions or plans such that the information may elevate the risk of Front Running

This classification typically includes employees in BNY Investments and BNY Wealth businesses as well as employees in other Public side businesses or Corporate Functions who have an elevated risk (clear access to pre-trade settlement information) of Front Running.

3	Employees who are not currently monitored and are designated as private under the I-A-046: Information Barrier Policy, Senior Directors or Managing Directors will be changed to monitored from February 2024 through May 2024.

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Personal Securities Trading Policy

Policy Number: I-A-045

•        Employees of a Firm business regulated by certain investment company laws. Examples are:

•        In the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.

•         In the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001, and regulated by the Financial Conduct Authority.

•       Any member of the Firm’s Senior Management who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Pre-Release Earning Group (PREG) Employee	Includes all Executive Committee members, their administrative assistants and any individual determined by the business to have access to the Firm’s earnings in advance of public announcements.

4.4	Additional Requirements and Restrictions for Monitored Employees

In addition to the requirements which apply to all employees as described in Section 3.1 of this Policy, all Monitored Employees are also subject to the additional requirements noted below. These requirements apply to all securities accounts and holdings for which you have direct or indirect ownership.

4.4.1	Reporting for All Monitored Employees

You are required to file various reports via Star, the Firm’s electronic personal trading monitoring system. Required reports must also include any securities (except those deemed exempt as defined in Section 8.1), held outside of an account (for example, if you hold physical securities outside of a brokerage account, you must report those securities). You are required to file the following reports in order to be in compliance with the Policy:

•	Initial Reports: Within 10 calendar days of being notified by the Securities Trading Conduct group that you are a Monitored Employee, you must file an Initial Broker Accounts and an Initial Holdings Report. These reports must contain a listing of all accounts that trade, or are capable of trading, securities. Initial Holdings Reports must be an accurate recording of accounts and securities holdings within the preceding 45 days of your being deemed a monitored employee.

•	Annual Reports: On an annual basis and within 30 calendar days after the end of the year, you must file an Annual Holdings Report. The report must contain an accurate and current listing of securities held in all accounts that trade, or are capable of trading securities.

•	Annual Accounts: On an annual basis and within 30 calendar days after the end of the year, you must review all of your reported accounts in the Star system and make any updates, including adding and/or removing accounts where necessary.

•	Ongoing Reporting: If you open a new account, or receive securities through a gift or inheritance, you must update your holdings in the Star system within 10 calendar days of the event (i.e., account opening or date of receipt of securities). For gifts/inheritance, you must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return. Preclearance is required for all reportable holdings that are being liquidated (e.g. an executor liquidating a portfolio).

•	Updating Holdings: You are responsible for your securities holdings being accurate in the Star system. This may require you to make manual adjustments for changes to your securities holdings (excluding exempt securities as defined in Section 8.1 of this Policy) that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually.

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Personal Securities Trading Policy

Policy Number: I-A-045

•	Quarterly Transaction Reports (Investment/Public and ADM employees only): Within 30 calendar days after the end of the quarter, you must file a Quarterly Transactions Report. The report must contain a list of all reportable transactions that occurred in the quarter. You must certify all broker accounts that are capable of trading in reportable securities and all reportable securities held. Your report must be current within 45 calendar days of the date the report is filed.

•	Certifications: The Securities Trading Conduct group will require certifications when there is a material change to this Policy. Additional certifications may be required as needed.

4.4.2	Additional Reporting for ADM Employees

Further reporting requirements for ADM Employees include:

•	Contemporaneous Disclosure Reports (ADM employees only): Prior to making or acting upon a portfolio recommendation (buy/hold/sell) in a security you have direct or indirect ownership, written authorization must be obtained. Under no circumstances may you provide portfolio recommendations or place trades based on their potential impact to your personal securities holdings, nor may you refuse to provide a recommendation or execute a transaction within the portfolio.to avoid submitting a Contemporaneous Disclosure. There are a limited number of transactions that are exempt from this requirement. More information, including a copy of the Contemporaneous Disclosure Form can be found on MySource.

4.4.3	Account Statements and Trade Confirmations

Monitored Employees are required to provide duplicate statements and trade confirmations directly to the Firm. You must adhere to the following requirements:

•	Countries with Approved Brokers - U.S., UK, India, Singapore or Hong Kong[4]-based Monitored Employees: You must maintain all accounts with an approved broker-dealer (refer to MySource for the Approved Broker List). Employees are required to provide account statements to the Securities Trading Conduct Team until the account is on a feed with an Approved Broker. If you have securities held in a physical form or held directly with an issuer, you must provide copies of account statements and trade confirmations.

Note: Certain brokers may require the account owner’s consent in order for the Firm to receive their account information electronically (connection to the electronic feed).

•	Countries without Approved Brokers: You must provide copies of account statements to your designated local Compliance Officer or Securities Trading Conduct Team upon receipt or at least quarterly. You are also required to enter your trade confirmation details into the Star system within 10 calendar days of the transaction. You may be compelled to move your accounts and hold them with an electronic broker-dealer where legally permissible and in jurisdictions where the Firm has made arrangements with a broker-dealer to provide automated electronic feeds to the Star system. You will be notified when this requirement becomes effective within your jurisdiction and are no longer required to manually enter your trade details into the Star system.

•	For all employees, the Firm reserves the right to request accounts statements and trade confirmations as needed.

4	The Approved Broker requirement for employees in Singapore and Hong Kong will go into effect on September 30, 2024.

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Personal Securities Trading Policy

Policy Number: I-A-045

4.4.4	Preclearance Prior to Trading

•	Monitored Employees must receive approval in the Star system to trade any security unless the security is expressly Exempt as defined in Section 8.1 of this Policy. You must also obtain preclearance for trades made by indirect owners.
•	ETFs and Single-Stock ETFs are reportable. Proprietary ETFs must be pre-cleared prior to transacting in for employees who are classified as ADM, Investment/Public or Insider Risk Employees.

NOTE: if you are classified as a PREG employee (see Section 4.7 of this Policy), you are only required to preclear trades in Firm securities (equities, fixed income, or derivatives) of The Bank of New York Corporation.

•	Although preclearance approval does not obligate you to place a trade, you should not seek preclearance for transactions you do not intend to make. Do not discuss the response (e.g. approval or denial) to a preclearance request with anyone (excluding any account co-owners or indirect owners). If you have questions regarding a response to a trade request, contact the Securities Trading Conduct group.

•	If you receive approval to trade, the trade must be executed by the close of business the following day in the local jurisdiction. For example, if you receive approval on Monday at 3 PM EST, the preclearance is only valid until the close of the trading day on Tuesday. You should be aware that all preclearance time stamps in the Star system are in EST.

•	You are only permitted to place day only orders which are orders that expire at the end of the trading day. Orders that extend beyond a single trading day, such as “good-until-cancelled” or similar orders, are not permitted.

•	You may also be subject to additional approvals, for example approval from your supervisor, depending upon your classification. Please check with your local Compliance Officer for additional information.

4.4.5	Additional Preclearance Restrictions for ADM, Investment/Public and certain private side employees (de minimis limits)

ADM, Investment/Public and certain private side employees will generally not be given preclearance approval to execute a transaction in any security that appears on their business unit’s Blackout List (as defined in Section 8.1).

4.4.5.1	Approval for De Minimis Transactions for ADM Employees and Investment/Public Employees for Securities on Blackout List

•	ADM, Investment/Public and certain private side employees are eligible to receive de minimis approval for trades in securities of any one issuer in a 30-day period even if the security is on the Blackout List.

•	De Minimis transactions are permitted as follows:

•	ADMs:

Market Cap Category	Market Cap Value	De Minimis Amount Allowed Per Trade	30 Day Period Limit
Micro- Cap	Market value of less than $250 million	Not allowed	Not allowed
Small- Cap	Market value between $250 million and $5 billion	Not allowed	Not allowed
Mid- Cap	Market value between $5 billion and $20 billion	$10,000	$20,000
Large- Cap	Market value between $20 billion and more	$10,000	$20,000

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Personal Securities Trading Policy

Policy Number: I-A-045

•	Investment/Public and certain private side employees:

Market Cap Category	Market Cap Value	De Minimis Amount Allowed Per Trade	30 Day Period Limit
Micro- Cap	Market value of less than $250 million	Not allowed	Not allowed
Small- Cap	Market value between $250 million and $5 billion	$10,000	$20,000
Mid- Cap	Market value between $5 billion and $20 billion	$25,000	$50,000
Large- Cap	Market value between $20 billion and more	$50,000	$100,000

Note: Currency is listed in USD. Use the local currency equivalent outside of the US.

4.4.5.1.1	Additional Restrictions for ADM employees (7 Day Blackout Period)

•	You are not permitted to buy or sell a security within 7 calendar days before and 7 calendar days after the investment company or managed account for which you are affiliated has effected a transaction in that security.

•	Any trade initiated within the 7 day blackout period is deemed a violation of Policy and as such you will be required to disgorge profits per the Securities Trading Conduct group in their sole discretion. This does not apply to approved de minimis transactions during the 7 day blackout period.

4.5	Managed Accounts

If you have an account fully managed by a third-party (you have an investment management, trust or similar agreement) which specifically documents in writing that you are unable to direct trades in the account, you must submit a Managed Account Form via Code RAP to determine if the account is eligible for exclusion from some of the reporting requirements, providing duplicate account statements/trade confirms or preclearance requirements noted within this Policy. For all managed accounts, you must add your account information in the Star system and comply with all provisions of the Policy until the Securities Trading Conduct group deems the account to be excluded in writing.

If your account is approved as managed, you are required to complete an annual certification in the Star system attesting that the account continues to be maintained under the account provisions the Securities Trading Conduct group relied upon to provide approval. In addition, you are required to provide copies of statements to the Securities Trading Conduct group when requested.

4.6	Prohibition on Short-Term Trading

•	Non-Firm Securities: Employees classified as ADM, Investment/Public Employee and Insider Risk are prohibited from engaging in short-term trading. Short term trading is defined as the purchasing then selling, or selling then purchasing, the same or equivalent (derivative) security within 30 calendar days. PREG employees are not subject to a holding period for non-Firm securities.

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•	Firm Securities: All employees are prohibited from purchasing then selling, or selling then purchasing any Firm securities (Firm securities include any securities issued by The Bank of New York Corporation and its subsidiaries, including, but not limited to, shares of common stock, preferred stock or bonds of the Firm) within 60 calendar days.

Employees who engage in short-term trading in non-Firm securities (within 30 calendar days) or Firm securities (within 60 calendar days) will be issued a violation and any profits realized must be disgorged.

Example: Transactions resulting in a position that is liquidated (sell), and then a new position is re- established (buy), would meet the criteria for a profit disgorgement.

•	Profit is based upon the difference between the most recent purchase and sale prices for the most recent transactions. You should be aware that profit for disgorgement purposes may differ from the capital gains calculations for tax purposes.
•	The disposition of any disgorged profits will be at the discretion of the Firm to a bona fide and legally permitted charity. You will be responsible for any tax and related costs.
•	Profit disgorgement, where applicable, is not required for any security that is deemed Exempt (as defined in Section 8.1 of this Policy) and trades in Proprietary Funds conducted within the BNY 401(k).

4.7	Specific Restrictions for PREG Employees

Every quarter the Firm imposes a restriction on PREG employees. As such, you are prohibited from trading in the Firm’s securities from 12:01 AM Eastern Standard Time, on the 15th day of the month preceding the end of each calendar quarter through the first trading day after the public announcement of the Firm’s earnings for that quarter.

For example, if earnings are released on Wednesday at 9:30 AM Eastern Standard Time, you may not trade the Firm’s securities until Thursday at 9:30 AM Eastern Standard Time. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. At its discretion, the Firm may extend the blackout period for some or all PREG employees. You will be notified if there is such an extension. The Firm may establish additional event-specific blackout periods that may be applicable to any or all categories of Monitored Employees. The Firm will notify you of any additional blackout periods.

The blackout period includes trades in various employee plans. Specifically, you may not make payroll deductions, investment elections changes or reallocation of balances that might impact your holdings in company stock in the BNY 401(k) Plan; you may not exercise options granted through the employee incentive compensation or similar plan; you may not enroll in, or make payroll deduction changes, in your Employee Stock Purchase Plan.

If you trade Firm securities made during the blackout period, you must unwind the trade and surrender profits as determined by the Firm in its sole discretion. Any losses due to the unwinding are yours to incur. Further, you may be subject to disciplinary action or referral to law enforcement when necessary.

The Firm reserves the right to restrict trading in companies in similar industries as the Firm.

4.8	Insider Threats

BNY considers Insider Threats to be a serious matter and has established an enterprise-wide Insider Threat program to provide direction, governance and drive organizational awareness to manage the risks. BNY s Enterprise Insider Threat program is aligned to the Company’s organizational risk priorities, including enhanced protection of information assets. As defined in the Enterprise Insider Threat Policy, Internal Fraud refers to unauthorized activity (e.g., inappropriate/unauthorized trading, market manipulation) or fraud (e.g., fraudulent funds transfer/movement, credit fraud, forgery, check fraud) by an Insider, which may cause financial or non-financial harm. Please consult the Enterprise Insider Threat Policy for more information.

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5.	Governance and Responsibilities
5.1	All Employees are responsible for:

•	Adhering to all sections of this Policy as it relates to their role.

•	Immediately contacting the Securities Trading Conduct group or your Compliance Officer (or anonymously through the Firm’s Ethics Help Line or Ethics Hot Line) if a known or suspected violation of this Policy occurred.

•	Reporting MNPI to their MNPI Coordinator. Employees should not seek advice from anyone other than a Compliance Officer, their MNPI coordinator or the Control Room regarding appropriate handling of MNPI. Employees may also report the receipt of actual or suspected MNPI directly to the Control Room if the employee’s MNPI Coordinator is unavailable. The obligation to report all MNPI applies to both private and public side LOBs/Corporate Staff functions.

5.2	Businesses and Corporate Functions

Management of the Firm’s Business and Corporate Staff groups are responsible for:

•	Classifying employees within 15 calendar days of joining or transfer and developing business line polices/procedures to describe the protocols for assigning classifications that are consistent with this Policy, seeking guidance from Compliance as needed.

•	Retaining accurate records of each employee’s classifications in their business unit, maintaining proper controls so that the classifications are current and providing an annual attestation to Compliance that the classification of the employees are accurate, when requested.

•	Communicating employees’ classification and overseeing staff so that they are properly trained on the Policy requirements.

•	Overseeing the timely completion of all required reports, violation notices and certifications as required by this Policy.

•	When required, constructing (and keeping current) a list of securities appropriate for Policy restrictions; typically this will consist of trading systems required for employee monitoring, portfolio manager codes, and designated approvers. Generally this detail will be required only in instances where a Business or Corporate Functions have staff classified as an Investment or ADM employee.

•	When required, providing timely and accurate updates to the list of Proprietary Funds (those that are advised, sub-advised or underwritten by the business) to the Securities Trading Conduct group.

5.3	Securities Trading Conduct Group

The Securities Trading Conduct group is responsible for:

•	Maintaining all necessary records to demonstrate compliance with this Policy in a readily accessible place, for seven years from their creation. This includes but is not limited to versions of this Policy, record of employee violations and actions taken, holdings and transaction reports required by this Policy, list of monitored employees and their classifications, and lists of securities appropriate for restriction as reported by a Line of Business and/or Corporate Function.

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•	Treating employee related records as “highly confidential”, to the extent permissible by law.

5.4	Compliance Officers

Compliance Officers are responsible for:

•	Providing policy training to employees when requested by the Securities Trading Conduct group.

•	Reporting compliance with this Policy, including detail on violations, to Legal Entity and Fund Boards, as required by law, regulation or policy.

•	When requested by the Securities Trading Conduct group, approving requests for investment.

5.5	Legal Department

The Legal Department is responsible for providing legal analysis of new and revised legislation of all jurisdictions regarding personal securities trading laws and regulations and participating in the review of material policy amendments.

5.6	Engineering Department

The Engineering Department is responsible for providing support for internally hosted applications so that systems function properly, including various files are properly loaded into the system, developing an alert process to detect any failed or non-received files, and adequately testing all software updates or hardware installations.

6.	Adherence and Control

Failure to comply with any aspect of this Policy may result in the imposition of serious sanctions and employee will be issued a violation notice. You may also receive additional sanctions, which include, but are not limited to, the disgorgement of profits, cancellation of trades, selling of positions, and suspension of personal trading privileges, and may result in an employee being subject to corrective action as outlined in II-H-610-US: Managing Performance and Conduct Through Corrective Action for U.S.-based employees (or the applicable corrective action policy for non-U.S. based employees),5 up to and including termination of employment and referral to law enforcement, when required.

If you know of or suspect a violation of this Policy has occurred, immediately contact the Securities Trading Conduct group or your Compliance Officer. You may also report known or suspected violations anonymously through the Firm’s Ethics Help Line or Ethics Hot Line.

Amendments to or waivers of any requirements discussed above are at the discretion of the Chief Compliance Officer or their designee. When required, the concurrence of other officers or directors of the Firm may also be needed. Any waiver or exemption must be evidenced in writing to be valid.

7.	Addendum(s)
7.1	Addendum I: EMEA Personal Securities Trading

7.1.1	Applicability / Scope

This Addendum sets out the regional obligations and restrictions in EMEA that operate in relation to personal securities trading under FCA Handbook COBS 11.7A, EU Directive 2014/65/EU, and EU Regulation No 600/2014, together commonly known as “MIFID 2” and EU Regulation No 596/2014 “MAR” and is applicable to any employee in the UK or EU who is subject to this I-A-045: Personal Securities Trading Policy (“the Global PST Policy”).

5	View the Policies Portal or consult your local HR Partner for the policy for the relevant jurisdiction.

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Following the withdrawal of the United Kingdom (“UK”) from the European Union (“EU”) at 23:00 GMT on 31 January 2020, where relevant to a Party, references to EU legislation referenced in this Policy shall be read as references to the UK version of such legislation, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018 (as amended).

7.1.2	Provisions of the Addendum

7.1.2.1	UK and EU Requirements in Relation to Personal Trading (Including those arising from MIFID and MAR)

Both UK and EU regulations require that the Firm establish, implement and maintain adequate policies and procedures to ensure our compliance with our obligations under personal securities trading rules.

These rules cover Financial Instruments as defined in the Definitions Section and apply to any employees who have inside information or MNPI, who have access to client confidential information or who could have a client conflict of interest.

7.1.2.2	Information that Triggers an Employee to be Subject to this Addendum

UK and EU employees who are subject to this Addendum will be defined as those who as a routine and in the normal course of their job:

•	Have access to inside information as defined under I-A-040: Market Abuse Policy by virtue of an activity carried out by them on behalf of the Firm.

•	Have access to any other confidential information relating to clients or transactions with or for clients by virtue of an activity carried out by them on behalf of the Firm; and/or

•	Are involved in activities that may give rise to a conflict of interest in relation to either the Firm or any client(s).

7.1.2.3	Restrictions for Employees Subject to this Addendum

The restrictions set out below are in addition to restrictions set forth in the Global PST Policy and apply when a UK or EU employee is:

1.	Transacting outside the scope of the activities they carry out in their professional capacity; or
2.	The trade is carried out on behalf of the employee whether owned directly (i.e., in your name) or indirectly (see definition of Indirect Ownership in Section 8.1 of the Global PST Policy).

Unless conducted in compliance with 7.1.2.5 below, employees are prohibited from:

•	Entering a transaction which meets at least one of the following criteria:

•	It would amount to Market Abuse as defined by the UK or EU MAR as defined in Section 8.1 of I-A-040: Market Abuse Policy;

•	It involves the misuse or improper disclosure of the Firm’s or a client’s confidential information;

•	It may give rise to a conflict of interest in relation to either the Firm or any client(s) and

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•	It conflicts or is likely to conflict with an obligation of the Firm under UK law or EU law on markets in financial instruments.

•	Advising, recommending or inducing any other person to enter a transaction in Securities or Financial Instruments, other than in the proper course of their employment.

•	Disclosing, other than in the normal course of his employment or contract for services, any information or opinion to any other person that would or might advise or persuade that other person to:

•	Engage in any of the activities set out in #2 above

•	Advise or persuade any other person to engage in any of the activities set out #2 above

7.1.2.4	Definitions of Financial Instruments under UK and EU Regulations

This Addendum generally applies to all UK and EU employees when trading in Securities, or where applicable, other Financial Instruments as defined in this section.

Under both UK and EU Regulations, the Firm must consider both securities and other Financial Instruments under these regulations and as defined in this section, and whether it will permit personal trading in these instruments. As such a list of instruments restricted under the UK and EU regulations and the Firm’s treatment of such instruments for the purpose of personal trading are outlined below in Section 8.1.Restrictions on Financial Instruments for Personal Trading

Outlined below are the in-scope instrument classes and their treatment under this Addendum. For the purpose of clarity, this Addendum is not intended to introduce restrictions in relation to sweep accounts within brokerage arrangements that exist simply for the purpose of cash transference as part of general fund management activities.

7.1.2.5	Permitted for Employees Subject to this Addendum (subject to the notification/approval requirements of the Global PST Policy)

•	Transferable Securities: Trading in transferable securities is permitted so long as conducted in compliance with the Global PST Policy and the employee is NOT in possession of MNPI whereby:

•	if the Employee Subject to this Addendum is already a Monitored Employee under the Global PST Policy they transact in accordance with their applicable restrictions and requirements; or.

•	Units in Collective Investment Undertakings and units or shares in an Alternative Investment Fund: Trading in UCITS or Alternative Investment Funds. is permitted so long as conducted in compliance with the Global PST Policy and the employee is NOT in possession of MNPI whereby:

•	if the Employee Subject to this Addendum is already a Monitored Employee under the Global PST Policy they transact in accordance with their applicable restrictions and requirements; or.

Please note: Money Market Funds (MMFs) are generally included within this definition for the purposes of personal trading. This includes Firm proprietary MMFs for the purposes of this policy. N.B. MMF arrangements that have been established by, or in conjunction with, an Approved Broker Account, and whose use is limited to being in conjunction with purchases, sales, or other receipts from that brokerage account, are not intended to be covered by the requirements of this Addendum. Therefore, such arrangements do not normally require disclosure, or pre-approval where the Addendum may otherwise require this (e.g. a BNY proprietary MMF).

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7.1.2.6	Prohibited

•	Financial Contracts for Difference

•	Financial Spread Bets

7.1.2.7	Express Written Approval from Local Compliance Officer

The instruments below will require an express written approval from your local Compliance Officer prior to trading:

•	Money Market Instruments

•	Derivative instruments for the transfer of credit risk

•	Options, futures, swaps and forward rate agreements Options/futures on securities is permitted so long as in compliance with PSTP; for financial instruments that are not a security, you must contact BCO.

•	Please note, use of currency exchange is permitted for such domestic activity as for example personal travel needs.

7.1.3	Governance and Responsibilities

7.1.3.1	Compliance Officers

Compliance Officers are responsible for:

•	Sign off on any preclearance requests for financial instruments as noted in 7.1.2.6

7.1.4	Addendum Governance

Addendum Owner	Addendum Approver(s)	Review and Approval Date	Additional Contact(s) for Questions
Annette Fong UK Chief Compliance Officer	Steve Wachtel Global Head of Personal Securities Trading	January 29, 2024
Denis Caprasse Head of SA/NV Compliance

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8.	Appendices
8.1	Definitions

Term	Definition/Meaning of Term
Automatic Investment Plan	A program in which regular periodic purchases (withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts.
Blackout List	List of securities submitted by a Business Unit for which there are pending or executed transactions for an affiliated account (other than an index fund).
Firm Securities	Include any securities issued by The Bank of New York Corporation and its subsidiaries, including, but not limited to, shares of common stock, preferred stock or bonds of the Company.
Exempt Securities/Financial Instruments (Collectively “Exempt Securities” or “Exempt”)

All securities require reporting and preclearance unless expressly exempt by this Policy. The following financial instruments are exempt for all classifications of employees:

•         Cash, cash-like securities, such as bankers’ acceptances, bank CDs and time deposits, money market funds, FX spot transactions, commercial paper and repurchase agreements.

•        Digital assets - regardless of where they are held (in brokerage exchange accounts or in personal cryptocurrency wallets).

Note: Direct participation investments in Initial Coin Offerings (ICOs), pooling money with others with the intent to invest in digital assets or cryptocurrencies and creating investment vehicles to sell interest in Limited Partnerships (LPs) or Master Limited Partnerships (MLPs) for the purpose of investing in digital assets or cryptocurrencies are all considered to be private securities transactions that must be reported.

•        Employee investments in their sovereign governments. Obligations of other instrumentalities or quasi-government agencies are not exempt.

•        Securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds. Proprietary Funds are exempt for employees classified as Insider Risk.

•         Securities in retirement plans properly organized under local law of companies not associated with the Firm (e.g., spouse’s plan, previous employer’s plan, etc.). This exemption is not applicable to any plan wherein the trades can be directed in common stock by the account holder.

•        Securities in college tuition plans for dependents properly organized under local law. It should be noted that this exemption is not applicable securities that are deemed to be a Proprietary Fund for employees classified as an ADM and Investment Employees.

•        Fixed annuities.

•        Variable annuities, as long as the sub-accounts are not invested in Proprietary Fund sub-accounts.

•        Securities held in approved non-discretionary (managed) accounts.

•        Non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, crypto-based currency, and financial futures (excluding stock and narrow-based stock index futures).

•        Transactions that are involuntary (such as stock dividends, sales of fractional shares or sales of shares to cover account fees); however, sales initiated by brokers to satisfy margin calls are not considered involuntary.

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•        Transactions pursuant to the exercise of rights (purchases or sales) by an issuer made pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer.

•        Sales effected pursuant to a bona fide tender offer.

•         Transactions pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds. The initial purchase and additional changes to the automatic investment plan are subject to preclearance approval.

Front Running	The purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.
Index Fund	An investment company or managed portfolio (including indexed accounts and model driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that is based not on investment discretion but on computer models using prescribed objective criteria to replicate such an independently maintained index.
Indirect Ownership

Generally, you are the indirect owner of securities if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship, or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them. This includes trades which are effected by or on behalf of the employee when the trade is carried out for the account of any of the persons referenced below. Common indirect ownership situations include, but are not limited to:

•        Securities held by members of your Immediate Family by blood, marriage, adoption, or otherwise, who share the same household with you;

“Immediate Family” includes any person with whom they have a family relationship, or whom they have close links, such as your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters):

•        Any person in conjunction with whom the employee has a direct or indirect material interest in the outcome of the trade – other than obtaining a fee or commission for the execution of the trade;

Employees must consider this requirement and report trades which fit under the above definition to avoid violations and breaches of both regulations and Policy.

Initial Public Offering (IPO)	The first offering of a company's securities to the public.
Investment Clubs	Organizations whose members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Prior to participating in an investment club, all Monitored Employees are required to obtain written permission from their local Compliance Officer to participate in the club. If permission is granted, the account is subject to all aspects of this Policy.
Investment Company	A company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
Material Non-Public Information (MNPI) and examples

MNPI is generally defined as material information about a company (including BNY), its securities or any financial instruments related to that company that has not been disclosed to the public. Information is “material” if:

•        there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold securities/financial instruments; or

•        there is a substantial likelihood it would have been viewed by a reasonable investor as having significantly altered the “total mix” of information available.

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Information about an issuer is “non-public” if:

•        it is of a precise nature and is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed non-public information.

Most companies announce material information through a press release or a regulatory filing (such as with the Securities and Exchange Commission) and/or a posting on the company’s website. Therefore, if it has been determined that information is material but there is no announcement of it in any of those sources, it is likely to be non-public at that point.

Examples of information that may, depending on the particular facts and circumstances, be material and non-public include, but are not limited to:

•        A proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets.

•        A tender offer, which can be material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made.

•         An extraordinary dividend declaration, change in the dividend rate or stock repurchase policy.

•        A proposal or agreement concerning the creation of a credit facility.

•        A draw down on a credit facility or a liquidity problem.

•        A potential default under a material agreement or actions by creditors, customers or suppliers relating to a company’s credit standing.

•        Earnings and other financial information, such as operating results, projections, a significant restatement or large or unusual write-offs, write-downs, profits or losses.

•        Pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits.

•        A proposal or agreement concerning a financial restructuring.

•        A proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities.

•        Information conveyed by a client relating to the client’s pending orders for securities/financial instruments that would be likely to have a material effect on the prices of those securities/financial instruments.

•        Information about major contracts or increases or decreases in orders.

•        Information about derivative contracts such as options, futures, and forward rate agreements relating to an underlying security.

•        The institution of, or a development in, litigation or a regulatory proceeding.

•        Developments regarding a company’s senior management or board of directors.

•        Information that is inconsistent with published information, especially if published in regulatory reports or press releases.

•        A significant cybersecurity incident.

Money Market Fund	A mutual fund that invests in short-term debt instruments where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically of $1 per share).
Non-Discretionary (Managed) Account	An account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. Any such accounts of Monitored employees must be approved by the Securities Trading Conduct group in writing in order to be exempt from the reporting and preclearance requirements noted in this Policy.

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Option	A security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame.
Short term trading in option positions	Opening and closing or closing and opening an option position within 30 days of each other or opening an option position within 30 days of expiration will result in any profits being subject to disgorgement. When opening an option position against an existing common stock holding you must have held that position for at least 30 days to avoid any profits being subject to disgorgement.
Private Placement	An offering of securities exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, investments in privately-held and family owned businesses and Volcker Covered Funds. For the purpose of this policy, time- shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.
Proprietary Fund	An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Fund Listing can be found on MySource on the Compliance and Ethics homepage.
Securities/Financial Instruments (Collectively “Securities”)	Any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, units in collective investment undertakings, collateral trust certificates and certificates of deposit. It also includes security-based derivatives and swaps and many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. Unless expressly exempt, all securities transactions are covered under the provisions of this policy (See exempt securities).
Short Sale	The sale of a security that is not owned by the seller at the time of the trade.
Spread Betting	A type of speculation that involves taking a bet on the price movement of a security. A spread betting company quotes two prices, the bid and offer price (also, called the spread), and investors bet whether the price of the underlying security will be lower than the bid or higher than the offer. The investor does not own the underlying security in spread betting, they simply speculate on the price movement of the stock.
Tender Offer	An offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.
Trading	The buying or selling, including as a gift or other disposition, of a security.
Volcker Covered Fund

Generally, a “Volcker Covered Fund” is a domestic or foreign hedge fund, private equity fund, venture capital fund, commodity pool or alternative investment fund (AIF) that is sold in a private, restricted or unregistered offering to investors who must meet certain net worth, income or sophistication standards or is sold to a restricted number of investors.

Generally, the fund is not registered with a securities/commodity regulator and therefore cannot be offered to the general or retail public unless the investor meets some type of qualification to demonstrate the investor does not need the protection of the securities or commodities regulations.

A complete list of Covered Funds can be found at the Volcker Compliance Site on MySource or refer to the I-A-049: Volcker Covered Funds Policy.

Section 7.1: Addendum I: EMEA PST specific definitions

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Financial Instrument

1. Transferable Securities e.g.

•        shares in companies (whether listed or unlisted, admitted to trading or otherwise), comparable interests in partnerships and other entities and equivalent securities;

•        bonds and securitised debt;

•        depositary receipts in respect of the instruments above;

•        securities giving the right to acquire or sell transferable securities (for example, warrants, options, futures and convertible bonds); and

•        securitised cash-settled derivatives, including certain futures, options, swaps and other contracts for differences relating to transferable securities, currencies, interest rates or yields, commodities or other indices or measures.

2. Money-Market Instruments e.g.

•        treasury bills

•        certificates of deposit

•        commercial paper

3. Units in Collective Investment Undertakings e.g.

•        units in regulated collective investment schemes e.g., UK OEICS, NURS or EU UCITS. Please note: Money Market Funds (MMFs) are generally included within this definition for the purposes of personal trading. This includes BNY proprietary MMFs for the purposes of this policy. N.B. MMF arrangements that have been established by, or in conjunction with, an Approved Broker Account, and whose use is limited to being in conjunction with purchases, sales, or other receipts from that brokerage account, are not intended to be covered by the requirements of this policy. Therefore, such arrangements do not normally require disclosure, or pre- approval where the policy may otherwise require this (e.g. a BNY proprietary MMF).

•        units or shares in an Alternative Investment Fund

4. Options, futures, swaps and forward rate agreements

Whether settled in cash or physically relating to any of the following underlying

•        transferable securities,

•        currencies,

•        interest rates or yields,

•        emission allowances,

•        other derivative instruments,

•        financial indices or financial measures

•        commodities

•        any other asset or right of a fungible nature, an index or measure related to the price or value of, or volume of transactions in any asset, right, service or obligation

5. Derivative instruments for the transfer of credit risk e.g.

•        credit default products,

•        synthetic collateralised debt obligations,

•        total rate of return swaps,

•        downgrade options

•        credit spread products

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6. Financial Contracts for Differences e.g.

•        a Spreadbet - a bet on the price movement of any Financial Instrument where the investor bets on an increase or a fall in price in relation to a spread (the bid and ask prices) quoted by a spread betting company

•        a contract the stated purpose of which is to secure a profit or avoid a loss by reference to fluctuations in the value or price of property of any description

•      a contract between a buyer and a seller that stipulates that the buyer must pay the seller the difference between the current value of an asset and its value at contract time.

8.2	Document Governance

8.2.1	Periodic Review

This Level 3 Policy will have a mandatory periodic review of 12 months.

Note: If this Policy requires changes outside of the periodic review date AND the Policy is reviewed in its entirety at such time that the changes are incorporated, the periodic review date will be refreshed.

8.2.2	Ownership/Questions

Ownership of this Policy lies with the Owner noted below. Questions should be directed to the Owner or Contact(s) noted below:

Policy Owner	Policy Approver	Version	Review and Approval Date	Next Review Date	Additional Contact(s) for Questions
Steven	Steven	7.3	February 5,	April 3, 2025	securitiestradingpolicyhelp@bny.com
Wachtel	Wachtel		2025
Global Head of	Global Head
Securities	of Securities
Trading	Trading
Conduct and	Conduct and
Trade	Trade
Surveillance	Surveillance

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8.3	Version Control

Version Number	Date of Change	Author (and Role of Author) of Change	Description of Change
7.6	March 13, 2025	Ekta Agarwal, Compliance Governance	Adhoc Update: • Extension requested until May 31, 2025
7.4 - 7.5	February 24, 2025	Steven Wachtel, Global Head of Securities Trading Compliance	Corrected 2 typos. No other changes.
7.3	February 6, 2025	Steven Wachtel, Global Head of Securities Trading Compliance	Adhoc update: • Updated to reflect move to Star Compliance • Added additional definitions to 8.1 • Updated de minimis rules in 4.4.5
7.2	December 18, 2024	Ekta Agarwal, Compliance Governance	Adhoc update: • Updated the approved broker list in section 4.4.3
7.1	October 10, 2024	Ekta Agarwal, Compliance Governance	Adhoc refresh: • Updated BNYM to BNY and removed Mellon • Transferred to new rebranded template
7.0	September 20, 2024	Steven Wachtel, Global Head of Securities Trading Compliance	Adhoc Update: • Elimination of Broker Dealer Employee Classification, prohibition on excessive trading and clarification on classification timeline. • Updated Policy Approver
6.0	April 4, 2024	Steven Wachtel Global Head of Securities Trading Compliance	Approved Broker requirement added for Singapore and Hong Kong
5.0	January 29, 2024	Steven Wachtel Global Head of Securities Trading Compliance

Periodic review complete:

•        Clarification that all private side employees will be monitored

•        New requirements to monitor all Senior Directors and above

•        Clarification that the Firm reserves the right to request accounts statements and trade confirmations when needed

4.0	March 30, 2023	Steven Wachtel Global Head of Securities Trading Compliance

•        Clarification of annual reporting requirements under Section 4.4.1

•        Clarification of employee requirement to provide account statements to the Securities Trading Conduct Team until the account is on a feed with an Approved Broker.

•        Periodic Review of Policy

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3.0	December 27, 2022	Mark Compton EMEA Head of Markets Compliance	Updated Addendum 7.1: EMEA Personal Securities Trading Updated Section 8.4. Document Hierarchy
2.0	October 6, 2022	Mark Compton EMEA Head of Markets Compliance	Addition of Addendum 7.1: EMEA Personal Securities Trading and additional definitions added under Section 8.1 specific to EMEA personal securities trading
1.9	June 2, 2022	Steven Wachtel Global Head of Securities Trading Compliance	Addition of Insider Threat language (Section 4.8)
1.8	March 24, 2022	Steven Wachtel Global Head of Securities Trading Compliance	Periodic Review of Policy. Clarification of Investment Employee and Insider Risk classification and other non-substantive changes. Update to child documents under Section 8.5
1.7	March 29, 2021	Carol Cersosimo Manager Personal Securities Trading Group	Revised to remove reference to old policy; Correction of typo in Section 4.1.5.
	January 26, 2021	Carol Cersosimo Manager Personal Securities Trading Group	Revised to reflect reporting requirement for Insider Risk employees for Non-Proprietary ETFs
	January 15, 2021	Steven Wachtel Global Head of Securities Trading Compliance	Streamlined employee classifications, added Approved Broker requirement for UK and India-based employees, updated indirect ownership section to comply with MiFID II and instituted a strict 30 day hold requirement for non-company securities.
	January 15, 2019	Carol Cersosimo Manager Personal Securities Trading Group	Revised to transfer the classification responsibility from Local Compliance to the 1st Line of Business for Investment Services; removed reference to IEC Oversight and Senior Leadership Team Members.
	June 8, 2018	Gerald DiMarco Manager Global Ethics Office	The document was reviewed and reapproved without changes, pending substantive revisions anticipated for July 2018.
	April 3, 2018	Gerald DiMarco Manager Global Ethics Office	Revised to include existing requirement for pre-approval prior to divesting from an affiliated fund; other minor edits.

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8.4	Document Hierarchy

Document Type	Name of Document	Relationship
Level 3 Policy	II-A-600: Employee Compliance Policy	Parent
Level 3 Policy	I-C-170: Policy on Rule 10b5-1 Plans	Child
Level 4 Standard	III-A-200: Personal Securities Trading – Compliance	Child
Level 4 Standard	III-AS-0-039(E): Personal Securities Trading – Global - ASD	Child
Level 4 Standard	III-AS-0-039(P): Negociação de Ativos Pessoais - Brasil - AS	Child
Level 5 Procedure	III-PI-1.057: Engineering Personal Securities Trading Administration Procedure	Child
Level 5 Procedure	III-RG-041: Personal Securities Trading: Overview	Child
Level 5 Procedure	II-K-010: Personal Securities Trading - Employee Classification Procedure (Investment Management)	Child
Level 5 Procedure	III-GG-420: Personal Securities Trading - Risk	Child
Level 5 Procedure	III-CS-041: Personal Securities Trading Overview Procedure	Child
Level 5 Procedure	III-OB-1.1241: CCM Personal Securities Trading Procedure	Child
Level 5 Procedure	III-OC-1.395-210: Personal Securities Trading: Overview(CT)	Child
Level 5 Procedure	III-OD-1.106: Depositary Receipts Information Barrier & Personal Securities Trading Procedure	Child
Level 5 Procedure	III-TS-1.197-105: Personal Securities Trading	Child

8.5	Other Applicable Documents

Document Type	Name of Document
Policy	I-A-010: Code of Conduct
Level 3 Policy	I-A-035: Business Conflicts of Interest
Level 3 Policy	I-A-046: Information Barrier Policy
Level 3 Policy	I-A-040: Market Abuse Policy
Level 3 Policy	I-A-049: Volcker Covered Funds Policy
Level 3 Policy	I.N.500: Enterprise Insider Threat Policy
Tier I Policy	II-H-610: Managing Performance and Conduct through Corrective Action
Web Link	Proprietary Fund Listing
Web Link	Approved Broker List
Web Link	Code RAP
Web Link	Affiliated Fund Request
Web Link	Volcker Compliance site

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